UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 11, 2019

GCP APPLIED TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-137533	47-3936076
(Commission File Number)	(IRS Employer Identification No.)

62 Whittemore Avenue
Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

(617) 876-1400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On March 11, 2019, GCP Applied Technologies Inc. (the “Company”) entered into an agreement (the “Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”). The following is a summary of the material terms of the Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Pursuant to the Agreement, the Company agreed to increase the size of the Company’s Board of Directors (the “Board”) from nine to eleven directors (provided that the size of the Board will automatically decrease to ten directors at the conclusion of the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”)) and appoint Clay H. Kiefaber and Marran H. Ogilvie (each, a “New Director”) to the Board as a class II director and a class III director, respectively, each with terms expiring at the 2019 Annual Meeting. The Company also agreed to include Mr. Kiefaber and Ms. Ogilvie in the Company’s slate of recommended director nominees standing for election at the 2019 Annual Meeting.

With respect to the 2019 Annual Meeting, Starboard has agreed to, among other things, vote all shares of the Company’s common stock beneficially owned by Starboard in favor of the Company’s director nominees and, subject to certain conditions, vote in accordance with the Board’s recommendations on all other proposals.

The Agreement also includes provisions regarding various other matters agreed amongst the parties thereto including, but not limited to, membership requirements on the Board’s committees for the New Directors, procedures for determining any replacements for the New Directors, “standstill” provisions restricting certain conduct and activities by Starboard during the periods specified in the Agreement, non-disparagement covenants, expense reimbursement and other items that are addressed in the Agreement. In addition, the Company agreed that, during the period commencing upon the conclusion of the 2019 Annual Meeting and continuing until the expiration of the standstill period specified in the Agreement, the size of the Board will not be increased to greater than ten directors without the consent of Starboard.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement, on March 11, 2019, Mr. Kiefaber and Ms. Ogilvie were appointed to the Board as a class II director and a class III director, respectively. Each of Mr. Kiefaber and Ms. Ogilvie were appointed to each of the Compensation Committee, Nominating and Governance Committee and Corporate Responsibility Committee of the Board and Mr. Kiefaber was appointed to the Audit Committee of the Board. Since the beginning of the last fiscal year, there have been no related party transactions between the Company and Mr. Kiefaber or Ms. Ogilvie, respectively, that would be reportable under Item 404(a) of Regulation S-K and neither has any family relationships with any of the Company’s directors or executive officers. As a non-employee director, each of Mr. Kiefaber and Ms. Ogilvie are entitled to receive the same compensation paid by the Company to each of its non-employee directors. The Company’s non-employee director compensation policy is described in the “Director Compensation” section of the Company’s 2018 Proxy Statement filed with the Securities and Exchange Commission on March 20, 2018, which description is incorporated herein by reference and is updated to reflect that, effective January 1, 2019, the Company increased the annual retainer for non-employee directors from $180,000 to $195,000.

Any additional information set forth in Item 1.01 and Item 8.01 hereof with respect to the Board, any committees thereof and Mr. Kiefaber and Ms. Ogilvie is incorporated in this Item 5.02 by reference.

Item 8.01	Other Events.

On March 11, 2019, the Company issued a press release regarding the matters described in Item 1.01. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Agreement, dated as of March 11 ,2019, by and among GCP Applied Technologies Inc. and Starboard Value LP and certain of its affiliates

99.1	Press Release, dated March 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCP APPLIED TECHNOLOGIES INC. (Registrant)

By:	/s/ John W. Kapples
John W. Kapples Vice President, General Counsel and Secretary

Date: March 11, 2019